                                                                     EXHIBIT 4.3


                                  FORM OF NEW NOTE
                                  ----------------

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO PATHNET, INC., A DELAWARE CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE RELATING TO THE 121/4% SENIOR NOTES DUE 2008 OF THE COMPANY.

                                    PATHNET, INC.

                             121/4% Senior Note due 2008

                                                           CUSIP________________

No.  _____                                                      $_______________

          PATHNET, INC., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture, dated April 8, 1998, between the Company and The Bank of New York, as trustee (the "Indenture")), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ DOLLARS on April 15, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on October 15, 1998 and semi-annually thereafter, on April 15 and October 15 in each year, from April 8, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 121/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the 121/4% Senior Notes due 2008 of the Company (the "Notes") from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

          This Note has been issued with original issue discount for U.S. federal income tax purposes. The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

          Issue Date:                                  April 8, 1998

          Issue Price:                                 $988.29

          Original issue discount under
          Section 1273 of the Internal
          Revenue Code (for each $1,000
          principal amount):                           $11.71

          Yield Maturity                               12.46%


Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Note will be made to the Depositary or its nominee as the case may be as the registered owner thereof, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company (i) by its check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  _______, 1998                   PATHNET, INC.


                                        By:
                                           --------------------------
                                            Name:
                                            Title:

Attest:


------------------------------
     Authorized Signature

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION.



          This is one of the Notes referred to in the within-mentioned
Indenture.

Dated:  _________________, 1998              THE BANK OF NEW YORK,
                                             Trustee


                                             By:
                                                ----------------------
                                                  Authorized Signatory

                                  (Reverse of Note)

          This Note is one of a duly authorized issue of securities of the Company designated as its 121/4% Senior Notes due 2008 (herein called the "Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $350,000,000, which may be issued under an indenture dated as of April 8, 1998 (herein called the "Indenture") between the Company and The Bank of New York, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Notes are subject to redemption upon not less than 30 nor more than 60 days notice, at any time after April 15, 2003 as a whole or in part, at the election of the Company, at a Redemption Price (expressed as percentages of the principal amount) set forth below if redeemed during the 12-month period beginning April 15 of the years indicated (subject to the right of Holders of record on the relevant Regular Record Dates to receive interest due on an interest payment date):


                                                       Redemption
          Year                                           Price
          ----                                         ----------
          2003                                          106.125%
          2004                                          104.083%
          2005                                          102.042%
          2006 and thereafter                           100.00%


together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.

          Notwithstanding the foregoing, at any time on or prior to April 15, 2001, the Company may redeem within 60 days of one or more Public Equity Offerings up to 35% of the aggregate principal amount of the Notes issued on the Issue Date at a redemption price equal to 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment
Date) with the Net Cash Proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the principal amount of the Notes issued on the Issue Date remain Outstanding.

          If less than all the Notes are to be redeemed, the Trustee will select the particular Notes to be redeemed not more than 60 days prior to the redemption date by lot or by such method as the Trustee deems fair and appropriate; PROVIDED that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment

          Upon the occurrence of a Change of Control, the Holder of this Note may require the Company, subject to certain limitations provided in Section 1010 of the Indenture and otherwise in this Indenture, to repurchase this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Purchase Date (as defined in Section 1010 of the Indenture).

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of record of such Notes, or one or more Predecessor Notes, at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium and Liquidated Damages, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.:_____________________________________________


________________________________________________________________________________
     (Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________
_________________________________________________________________ as attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                     [CHECK ONE]
/ / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                          OR

/ / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.


Date: ____________________              ______________________________

                                        NOTICE:  The signature to this
                                        assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee* _____________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_________________________         ____________________________
                                        NOTICE:   To be executed by an executive
                                                  officer


____________________

* The Holder's signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                          OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 1010 or Section 1017 of the Indenture, check the Box:

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1010 or Section 1017 of the Indenture, state the amount (in original principal amount) below:

                               $_____________________.

Date:  ________________________


Your Signature:  _______________________________________________________________
                 (Sign exactly as your name appears on the other side of this
                  Note)


Signature Guarantee * _______________________



_____________________

* The Holder's signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.